                   Schedule 14A Information
                      Proxy Statement
              Pursuant to Section 14(a) of the
              Securities Exchange Act of 1934
                   (Amendment No. ____)



Filed by Registrant [X]
Filed by a Party other than the Registrant [ ]


Check the appropriate box:

[  ]   Preliminary Proxy Statement
[  ]   Confidential for the Use of the Commission Only (as permitted by Rule 14a-6(c)(21)
[  ]   Definitive Proxy Statement
[  ]   Definitive Additional Materials
[X ]   Soliciting Material Pursuant to Rule 240.14a-11(c) or Rule 240.14a-12




                               ERLY Industries Inc.
                               --------------------
                 (Name of Registrant as Specified In Its Charter)


                               ERLY Industries Inc.
                               --------------------
                 (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

[X ]   No fee required.
[  ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
       and 0-11.

   1.  Title of each class of securities to which transaction applies:

       ---------------------------------------------------------------------

   2.  Aggregate number of securities to which transaction applies:

       ---------------------------------------------------------------------

   3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11, set forth the amount on which the filing fee is calculated and state how it was determined:

       ---------------------------------------------------------------------

   4.  Proposed maximum aggregate value of transaction:

       ---------------------------------------------------------------------

   5.  Total fee paid:

       ---------------------------------------------------------------------


[  ]  Fee paid previously with preliminary materials.


[  ]  Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


   1) Amount Previously Paid:

      ----------------------------------------------------------------------

   2) Form, Schedule or Registration Statement No.:

      ----------------------------------------------------------------------

   3) Filing Party:

      ----------------------------------------------------------------------

   4) Date Filed:

      ----------------------------------------------------------------------

                       ERLY INDUSTRIES INC.
                     10990 Wilshire Boulevard
                   Los Angeles, California 90024


CONTACTS:

Gerald D. Murphy, Chairman           Eugene G. Heller/Philip Bourdillon
Richard N. McCombs - CFO             Silverman Heller Associates
(213) 879-1480                       (310) 208-2550


FOR IMMEDIATE RELEASE
---------------------

                    ERLY INDUSTRIES REPORTS
                   THREATENED PROXY CONTEST

LOS ANGELES, California (July 31, 1997) - ERLY Industries Inc. (NASDAQ
NM: ERLY) announced today that a group including Noble Trenham and his firm, First Global Securities, Inc., of Pasadena, California, and Nanette Kelley and her companies, The Powell Group and Farmers Rice Milling Company, of Baton Rouge, Louisiana, filed documents with the Securities and Exchange Commission on July 25, 1997 relating to an apparent attempt to take control of the board of directors in a proxy contest with ERLY. According to the filed documents, Mr. Trenham and his firm own seven shares of stock of ERLY and Ms. Kelley and her companies own 3.9% of the outstanding shares of stock of ERLY.

Mr. Trenham, First Global Securities, Inc., Gary Driggs and Mark
Hungerford, with collective share holdings of approximately 5% at the time, planned, but quickly abandoned, a proxy contest for election of directors in 1989.

ERLY intends to respond to any materials which the current Trenham group may send to shareholders with comments which will be furnished to shareholders following required filing with the SEC. The current directors and officers of ERLY beneficially own an aggregate of approximately 35% of the outstanding shares of ERLY. The current directors are Gerald D. Murphy, Douglas A. Murphy, William H. Burgess, Bill J. McFarland and Alan
M. Wiener.

ERLY Industries Inc., a diversified agribusiness, operates in three industries. American Rice, Inc., a publicly traded company in which ERLY holds a controlling voting interest, is engaged in the processing, packaging and marketing of rice and olives. Wholly-owned Chemonics Industries, Inc., through its subsidiary Chemonics International, Inc., a consulting corporation, provides public- and private-sector management and technical services worldwide. Through its Chemonics Fire-Trol, Inc. and Chemonics Industries (Canada) Ltd. subsidiaries (collectively, "Fire-Trol"), Chemonics Industries is also a major supplier in North America of fire-retardant products for the management of forest fires.